Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the            day of                       , between Hilltop Holdings Inc., a Maryland corporation (the “Company”), and                            (the “Participant”).

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.                                      Grant and Vesting of Restricted Stock Units.

(a)                                 Subject to the provisions of this Agreement and to the provisions of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “Plan”), the Company hereby grants to the Participant as of                                  (the “Grant Date”), an Award under the Plan of                      Restricted Stock Units (the “Awarded Units”).  Each Awarded Unit shall be a notional Share, with the value of each Awarded Unit being equal to the Fair Market Value of a Share at any time.  All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan.

(b)                                 Subject to the terms and conditions of this Agreement, the Awarded Units shall vest and no longer be subject to any restriction (other than the restrictions set forth in Section 4(b) below) according to the schedule set forth in Exhibit A, with the period during which any of the Awarded Units remain unvested being the “Restriction Period”, provided that the Participant is employed by (or, if the Participant is a director or consultant, is providing services to) the Company or any of its Subsidiaries or Affiliates on the Vesting Date (as defined in Exhibit A).

(c)                                  Notwithstanding the foregoing, in the event of the Participant’s Termination of Employment during the Restriction Period:

i.                                                due to death or Disability (as defined below), a prorated portion of the Awarded Units granted hereunder shall immediately vest and no longer be subject to restriction, with such proration determined by multiplying the total number of the Awarded Units granted hereunder by a fraction, the numerator of which is the number of months during the Restriction Period that the Participant was employed, including the full month in which the Participant’s death or Disability occurs, and the denominator of which is                        (    ); or

ii.                                       by the Company without Cause (as defined bellow),  a prorated portion of the Awarded Units granted hereunder shall remain outstanding and eligible for vesting at the end of the Restriction Period, with such proration determined by multiplying the total number of the Awarded Units granted hereunder by a fraction, the numerator of which is the number of months during the Restriction Period that the Participant was employed, including the full month in which the Participant’s

Termination of Employment occurs, and the denominator of which is                  (    ); provided that any Awarded Units that remain outstanding shall be vested and no longer subject to restriction at the end of the Restriction Period according to the schedule set forth in Exhibit A (and shall be forfeited at the end of the Restriction Period if the conditions for vesting as set forth in Exhibit A are not achieved).

Except as provided in the preceding sentence, in the event of the Participant’s Termination of Employment during the Restriction Period, all unvested Awarded Units shall be forfeited by the Participant for no consideration effective immediately upon such termination.  Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Units shall cease and terminate, without any further obligation on the part of the Company.  For purposes of this Agreement, employment with the Company shall include employment with the Company’s Subsidiaries and those of its successors.  Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or any such Subsidiaries or Affiliates to terminate the Participant’s employment at any time.

(d)                                 In the event of a Change in Control, to the extent not previously forfeited, the Awarded Units shall immediately no longer be subject to restriction and vest in full at the greater of (i) “Target” (as defined in Exhibit A) or (ii) the projected actual results based upon results through the Change in Control.

(e)                                  For purposes of this Agreement, the following terms are defined as set forth below:

i.                                          “Cause” means any of the following: (A) the Participant shall have committed a felony or an intentional act of gross misconduct, moral turpitude, fraud, embezzlement, theft, dishonesty, misappropriation, or criminal conduct adverse to the Company, and the Company shall have determined that such act is materially harmful to the Company; (B) the Company shall have been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Participant’s employment; (C) after being notified in writing by the Company to cease any particular activity, the Participant shall have continued such activity and the Company shall have determined that such act is materially harmful to the Company; or (D) deliberate failure on the part of the Participant (1) to perform the Participant’s principal employment duties, (2) to comply with the policies of the Company and its Affiliates in any material respect, or (3) to follow specific reasonable directions received from the Company and its Affiliates.

ii.                                       “Disability” means a permanent disability within the meaning of Section 22(e)(3) of the Code, excluding, for purposes of this definition, the last sentence thereof.

(f)                                   Awarded Units which have become vested pursuant to the terms of this Section 1 are collectively referred to herein as “Vested RSUs.”  All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

2.                                      Issuance of Shares.

Subject to the provisions of the Plan and this Agreement, as soon as practicable following the date on which (but in no event more than two and a half (2½) months following the close of the calendar year in which) the Awarded Units vest in accordance with Section 1 above, the Company shall convert the Vested RSUs into the number of whole Shares equal to the number of Vested RSUs, subject to the provisions of the Plan and this Agreement, including, without limitation, the forfeiture provisions of Section 1(c) and the clawback provisions of Section 15, and shall either electronically register such Shares in the Participant’s name or issue certificates for the number of Shares equal to the Vested RSUs in the Participant’s name.  Notwithstanding the foregoing, the Company shall convert any Awarded Units that become Vested RSUs as a result of the Participant’s death into the number of whole Shares equal to the number of Vested RSUs within thirty (30) days following the Participant’s death, subject to the provisions of the Plan and this Agreement.  The Company shall electronically register such shares, or issue certificates for the number of Shares, equal to the Vested RSUs in the Participant’s name or in the name of such person or persons to whom the Participant’s rights under the Award passed by will or the applicable laws of descent and distribution.  From and after the date of registration or receipt of such Shares, the Participant, or such person or persons to whom the Participant’s rights under the Award passed by will or the applicable laws of descent and distribution, as the case may be, shall have full rights of transfer or resale with respect to such Shares, subject to Section 4(b) hereof and applicable state and federal regulations.

3.                                      Who May Receive Converted Vested RSUs.

During the lifetime of the Participant, the Shares received upon conversion of Vested RSUs may only be received by the Participant or the Participant’s legal representative.  If the Participant dies prior to the date his or her Vested RSUs are converted into Shares as described in Section 2 above, the Shares relating to such converted Vested RSUs may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

4.                                      Nontransferability of the Restricted Stock Units.

(a)              Subject to the provisions of the Plan and this Agreement, the Unvested RSUs shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, or otherwise.

(b)              Notwithstanding anything to the contrary contained herein, for the one year period immediately following the end of the Restriction Period, the Vested RSUs (and the Shares received upon the conversion of the Vested RSUs under Section 3) shall not be transferable by the Participant by means of sale, assignment, exchange, or otherwise, provided that (i) nothing in this Section 4(b) shall prevent the Participant from pledging or encumbering such Shares during such one year period so long as such pledge or encumbrance cannot cause a transfer or sale of the Shares until after the expiration of such one year period; (ii) in the event of the Participant’s death during such one year period, such restrictions shall terminate on the Participant’s death and the Shares may be transferred to the individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution; (iii) nothing in this

Section 4(b) shall prevent the sale or transfer of the Shares on, in connection with, or after a Change in Control; and (iv) nothing in this Section 4(b) shall prevent the withholding of Shares deliverable upon vesting of the Awarded Units as provided in Section 8 below.

5.                                      Rights as a Stockholder.

The Participant will have no rights as a stockholder with respect to any Shares covered by this Agreement until the electronic registration of, or the issuance of certificates for, such Shares in the Participant’s name with respect to the Awarded Units.  The Awarded Units shall be subject to the terms and conditions of this Agreement regarding such Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the registration of, or the issues of certificates for, such shares in the Participant’s name.

6.                                      Adjustments.

Adjustments to the Awarded Units (or any of the Shares covered by the Awarded Units), if any, shall be made in accordance with Section 3(d) of the Plan.

7.                                      Conditions for Issuance.

The Committee may, in its discretion, require the Participant to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  Notwithstanding any other provision of the Plan or this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Shares, and that the Company will not be obligated to issue any Shares to the Participant hereunder, if the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

8.                                      Taxes and Withholding.

No later than the date as of which an amount with respect to this Agreement first becomes includible in the gross income of the Participant or subject to withholding for federal, state, local, or foreign income or employment or other tax purposes, the Participant shall pay to the Company or the applicable Affiliate, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by applicable law and regulations to be withheld with respect to such amount.  Unless the Participant has made separate arrangements satisfactory to the Company, the Company may elect, but shall not be obligated, to withhold Shares deliverable upon vesting of the Awarded Units having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  The obligations of the Company under this Agreement and the Plan shall be conditional on compliance by the Participant with this Section 8, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise payable to the Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

9.                                      Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:	At the most recent address maintained by the Company in its personnel records.

If to the Company:	Hilltop Holdings Inc.
200 Crescent Court, Suite 1330
Dallas, Texas 75201
Attention:	General Counsel
Facsimile:	(214) 580-5722

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 9.  Notice and communications shall be effective when actually received by the addressee.

10.                               Successors and Assigns.

The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, and successors in interest, and upon the Company and its successors and assignees.  Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.

11.                               Laws Applicable to Construction.

The interpretation, performance, and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws.  In addition to the terms and conditions set forth in this Agreement, this Award is subject to the terms and conditions of the Plan, as it may be amended from time to time, which are hereby incorporated by reference.

12.                               Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

13.                               Conflicts and Interpretation.

In the event of any conflict between this Agreement and the Plan, the Plan shall control.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan; (ii) prescribe, amend, and rescind rules and regulations relating to the Plan; and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any question arising under this Agreement.

14.                               Amendment.

This Agreement may be unilaterally amended or modified by the Committee at any time; provided that no amendment or modification shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or, without the Participant’s written consent, materially impair the rights of the Participant as provided by this Agreement, except such an amendment made to cause the terms of this Agreement or the Awarded Units granted hereunder to comply with applicable law (including tax law), Applicable Exchange listing standards, or accounting rules.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15.                               Clawback.

All Awarded Units granted pursuant to this Agreement shall be subject to any clawback, recoupment, or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries or Affiliates as in effect from time to time.

16.                               Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17.                               Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

18.                               Entire Agreement.

This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan, and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19.                               Section 409A; Six Month Delay.

The Awarded Units granted under this Agreement are intended to be exempt from with Section 409A of the Code, and the provisions of this Agreement will be administered, interpreted, and construed accordingly.  Notwithstanding anything to the contrary contained herein, in the event any distribution made on account of the Participant’s Termination of Employment as provided in Section 1 above is deemed to be subject to (and not otherwise exempt from) the requirements of Section 409A of the Code and the Participant is deemed a “specified employee” (within the meaning of Section 409A of the Code and the regulations issued thereunder), then the Participant shall not be entitled to any such distributions that are subject to Section 409A of the Code until the earliest of: (i) the first day of the seventh month following the Participant’s Termination of Employment; (ii) the date of the Participant’s death; or (iii) such earlier date as complies with the requirements of Section 409A of the Code.

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IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.

HILLTOP HOLDINGS INC.

By:
Name:
Title:

Agreed and acknowledged:

PARTICIPANT

Name:

EXHIBIT A

The Awarded Units shall vest in            in accordance with the Vesting Schedule set forth below on the date that the Committee has certified the extent that the Performance Goals set forth below have been attained for the Performance Period (as defined below) (the “Vesting Date”), subject to the terms and conditions of the Agreement (including, without limitation, the forfeiture provisions set forth in Section 1 of the Agreement).  Any Awarded Units outstanding on the Vesting Date that are not vested in accordance with this Exhibit A or pursuant to Section 1(c) or Section 1(d) of the Agreement shall be immediately forfeited as of the Vesting Date.  The Committee shall certify the extent that the Performance Goals have been attained in          prior to                                 .

1.                                      Performance Period:                                   —                                 .

2.                                      Vesting Schedule:  Fifty percent (50%) of the Awarded Units shall vest based upon the achievement of the Performance Goals (set forth below) relating to Relative TSR (as defined below) (the “TSR Units”) and fifty percent (50%) of the Awarded Units shall vest based upon the achievement of the Performance Goals (set forth below) relating to Aggregate EPS (as defined below) (the “EPS Units”), in accordance with the following schedule:

Level of Performance Goal Achieved	Aggregate Percentage Vested
Threshold	50%
Target	100%
Stretch	150%

3.                                      Performance Goals: Achievement of the performance goals set forth in this paragraph 3 of this Exhibit A shall be determined by the Committee, in its sole discretion. Attainment between Threshold and Target and Target and Stretch Performance Goals shall be subject to straight-line interpolation. Performance Goal achievement below the Threshold level shall result in forfeiture of all Awarded Units subject to the applicable Performance Goal.

a.                                      Subject to the terms and conditions of the Agreement and this Exhibit A, the percentage of TSR Units that shall vest, and the number of shares to be issued with respect to such TSR Units shall be determined, based on the comparison of the Company’s average total shareholder return for the Performance Period to the average                      Total Shareholder Return for the Performance Period (the “Relative TSR”):

	Threshold	Target	Stretch
Relative TSR	Percentile	Percentile	Percentile

b.                                      Subject to the terms and conditions of the Agreement and this Exhibit A, the percentage of EPS Units that shall vest, and the number of shares to be issued with respect to such EPS Units shall be determined, based on the achievement by the

Company of cumulative earnings per share for the Performance Period of at least $         per share (the “Target Aggregate EPS”):

	Threshold	Target	Stretch
Aggregate EPS	% of Aggregate EPS	% of Aggregate EPS	% of Aggregate EPS

4.                                      Example:  By way of example, assume that in          that the Committee determines that for the Performance Period, the Relative TSR was in the        Percentile and        of Aggregate EPS was attained, then in         , the Participant would be entitled to: (a)       % of the TSR Units and (b)       % of the EPS Units.